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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                    Date of Report (Date of earliest event
                           reported) - June 4, 1997



                                THE JPM COMPANY
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            (Exact name of registrant as specified in its charter)

     Pennsylvania                   0-27738                23-1702908
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   (State or other                (Commission            (IRS Employer
   jurisdiction of                File Number)           Identification
   incorporation)                                        Number)


   Route 15 North, Lewisburg, Pennsylvania                  17837
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   (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code    (717) 524-8200

                                    N/A
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   (Former name or former address, if changed since last report)
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Item 1.   Changes in Control of Registrant
          --------------------------------

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets
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        On June 4, 1997, the shareholders of The JPM Company (NASDQ: JPMX)
("JPM") approved a proposal for the issuance of shares of JPM common stock pursuant to an Agreement and Plan of Merger ("Merger Agreement"), dated as of February 28, 1997, among a wholly-owned subsidiary of JPM, JPM, Denron, Inc, and the shareholders of Denron, Inc. Pursuant to the Merger Agreement, JPM's subsidiary was merged with and into Denron, Inc. (the "Merger") and Denron, Inc. became a wholly-owned subsidiary of JPM. The shareholders of Denron, Inc. approved the Merger on May 23, 1997 and the Merger Agreement on February 28, 1997.

        Pursuant to the Merger Agreement, JPM acquired all of Denron, Inc.'s outstanding shares in exchange for stock of JPM on a formula based on JPM common stock's average closing market value for the 15 days prior to the closing of the transaction; however, the value of the transaction was capped at $23 million. Pursuant to the formula, JPM issued 791,000 shares of its common stock with an aggregate market value on June 4, 1997 of approximately $23 million. The Merger was effectuated on June 4, 1997.

        Denron is a privately held, ISO registered manufacturer of cable assemblies and wire harnesses with principal operations in San Jose, California and manufacturing support in China and Southeast Asia. Denron sells primarily to leading original equipment manufacturers ("OEM's") in the computer, networking and telecommunications markets. Denron's sales for its fiscal year ended March 31, 1996 were $25 million, while JPM reported sales of $60 million for its fiscal year ended September 30, 1996. The JPM Company is a leading independent manufacturer of cable assemblies and wire harnesses for OEM's in the computer, networking and telecommunications sectors of the electronics industry.

Item 3.   Bankruptcy or Receivership
          --------------------------

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          ---------------------------------------------

          Not Applicable.

Item 5.   Other Events
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          Not Applicable.

Item 6.   Resignations of Registrant's Directors
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          Not applicable.

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Item 7.    Financial Statements and Exhibits
           ---------------------------------

           a.  Financial Statements
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                 Not required.

           b.  Exhibits
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                2   Agreement and Plan of Merger by and among The JPM Company,
                    JPM Acquisition, and Denron, Inc. and the Denron Shareholders (previously filed as an exhibit to the Proxy Statement dated May 5, 1997 and filed on Schedule 14A).

                99  Press Release dated June 4, 1997.

Item 8.    Change in Fiscal Year
           ---------------------

           Not Applicable.

Item 9.    Sales of Equity Securities Pursuant to Regulations
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           Not applicable.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      The JPM COMPANY

                                      /s/ James P. Mathias
                                      ---------------------------
                                      James P. Mathias, President and
                                      Chief Operating Officer

Date: June 9, 1997